Exhibit 10.36


                               PURCHASE AGREEMENT
                               ------------------


     PURCHASE AGREEMENT dated as of February 11, 2005 by and among WDF Holding Corp., a Florida corporation ("Buyer"), WDF, Inc., a New York corporation (the "Acquired Company") and KeySpan Business Solutions, LLC, a Delaware limited liability company ("Seller").

     WHEREAS, Seller is the owner of all of the issued and outstanding shares of capital stock (the "Shares") of the Acquired Company;

     WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller all of the Shares;

     NOW, THEREFORE, in consideration of the mutual promises herein set forth and subject to the terms and conditions hereof, the parties agree as follows:

                            ARTICLE I. DEFINED TERMS
                            ------------------------


     1.01 Definitions. As used in this Agreement, terms defined in the preamble and recitals of this Agreement shall have the meanings set forth therein and the following terms shall have the meanings set forth below:

     "Affiliate" shall mean with respect to any Person, the subsidiaries, officers, directors, members, shareholders and partners of such Person and any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" and derivations thereof shall mean the power to vote ten percent or more of the voting securities or equity interests in any Person.

     "Agreement" shall mean this Purchase Agreement and all Schedules and Exhibits hereto, as the same may from time to time be amended.

     "Acquired Company" shall mean WDF, Inc., a New York corporation, but shall not include any of the Subsidiaries of the Acquired Company.

     "Acquired Company Liabilities" shall mean all debts, liabilities, Contracts, commitments, taxes (except as otherwise provided in Section 5.06 hereof) and other obligations of every kind and character of the Acquired Company (whether accrued, absolute, contingent or otherwise and whether due or to become due), including, but not limited to, any and all unfunded pension liabilities or pension withdrawal liabilities, but shall not include those liabilities of the Acquired Company which are released pursuant to Section 4.01(g) hereof.

     "Assumed Agreements" shall mean the following Contracts pursuant to which Seller or one of its Affiliates (other than the Acquired Company) has (or may have) an obligation to any of the current or former employees, officers or directors of the Acquired Company: (a) that certain Employment Agreement, by and among the Acquired Company, KeySpan Services, Inc. ("KSI"), and Silviu Herscher, dated as of February 9, 2004, (b) that certain Settlement Agreement, Release of Rights and Claims, Consulting and Non-Competition Agreement, executed on or about December 23, 2003, by and between the Acquired Company, KSI and Herbert Greenberg, (c) that certain letter agreement between the Acquired Company and Frank Prescott, dated July 9, 2004; (d) that certain Amended and Restated Employment Agreement, dated in or about January 2000, by and between the Acquired Company and Roman, as the same may have been amended or modified from time to time, and (e) that certain Employment Agreement, dated February 16, 2000, by and between the Acquired Company (as successor by merger to Fourth Avenue Enterprise Piping Corporation) and English, as the same may have been amended or modified from time to time.

     "Assumed Liabilities" shall have the meaning set forth in Section 2.03 hereof.

     "Bonds" shall mean those certain surety, performance and payment bonds issued for the benefit of the Acquired Company for which KeySpan Corporation or one of its Affiliates is responsible as a guarantor/indemnitor, including those listed on Schedule 1.01 hereof.

     "Bonded Backlog Report" shall have the meaning set forth in Section 7.07 hereof.

     "Cash Requirement" shall have the meaning set forth in Section 2.04 hereto.

     "Closing" shall mean the single closing of the purchase and sale of the Shares contemplated by this Agreement on the Closing Date.

     "Closing Date" shall mean the date on which the Closing occurs as agreed by the parties to this Agreement pursuant to Section 2.05 of this Agreement.

     "Confidentiality   Agreement"  shall  mean  that  certain   Confidentiality
Agreement, dated September 21, 2004, by and between KSI and Stelar Mechanical Corp.

     "Consent" shall mean any consent, approval, authorization of, notice to, or designation, registration, declaration or filing with, any Person.

     "Contract" shall mean any contract, lease, agreement or license, to which Buyer, Seller or the Acquired Company is a party or by which it or any of its properties or assets may be bound or affected.

     "Effective Time" shall mean 5:00 p.m. on February 11, 2005.

     "Employee Benefits" shall mean all employee benefit plans, contracts, agreements, incentives, salary, wages or other compensation plans or arrangements (whether written or oral) including but not limited to all pension and profit sharing plans, savings plans, retiree benefits and agreements, severance agreements and the like covering employees and former employees of the Acquired Company, for which the Acquired Company may be responsible or with respect to which it may have any liability.


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


                  "English" shall mean Edward English, an individual residing at 406 Casino Avenue, Cranford, NJ 07016.

     "Excluded Liabilities" shall mean those liabilities listed on Exhibit A hereto.

     "Environmental Law" means any Law relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (b) the exposure to, or the use, storage, recycling treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. Environmental Laws include (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), The Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended, and (ii) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

     "Financial  Reports"  shall  have the  meaning  set forth in  Section  7.07 hereof.

     "Governmental Authority" shall mean any court or any Federal, state, municipal or other government department, commission, board, bureau, agency or instrumentality.

     "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any governmental authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

     "Instrument" shall mean any written Contract, deed, assignment, document of title, note, power of attorney, or obligation.

     "KeySpan Representative" shall mean Michael A. Walker, Anthony Sartor and Joseph Hajjar.

     "Knowledge" (or any variations thereof, including the terms "know" or "known") means, with respect to Seller, the actual knowledge of Michael A. Walker, Anthony Sartor or Joseph Hajjar, in each case without independent inquiry or investigation.

     "Kornfeld" shall mean Steven Kornfeld, an individual residing at 719 North Ocean Blvd., Delray Beach, Florida 33483.

     "Laws" shall mean (i) all Federal, state, local or foreign laws, rules and regulations; (ii) all Orders; (iii) all Permits; and (iv) all Regulatory Agreements.

     "Lien" shall mean any mortgage, option, escrow, pledge, hypothecation, lien, security interest, financing statement, lease, charge or encumbrance, easement, conditional sale or other title retention or security agreement or any other similar restriction, claim or right of others, whether arising by Contract, operation of Law or otherwise.

     "Limited Personal Guarantees" shall mean those certain limited guarantees, each in a form attached hereto as Exhibits B-1, B-2 and B-3, pursuant to which each of Roman, English and Kornfeld shall have guaranteed the obligations of Buyer and the Acquired Company with respect to the obligations of Buyer and the Acquired Company under Section 9.01(iv) hereof.

     "Order" shall mean any judgment, award, order, writ, injunction or decree issued by any Federal, state, local or foreign authority, court, tribunal, agency, or other Governmental Authority, or by any arbitrator, to which the Acquired Company is subject, or to which the Buyer is subject, as the case may be.

     "Ordinary Course of Business" shall mean actions that are consistent with the past practices of the Acquired Company and are taken in the ordinary course of the normal day-to-day operations of the Acquired Company.

     "Permits" shall mean all permits, licenses, approvals, franchises, notices and authorizations, Federal, state, local or foreign, necessary to carry on the business by, or on behalf of, or for the benefit of, the Acquired Company as currently conducted by, or on behalf of, or for the benefit of, the Acquired Company, or to own, operate or lease the properties and assets owned, operated or leased by, or on behalf of, or for the benefit of, the Acquired Company, or to consummate the transactions contemplated by this Agreement.

     "Person"  shall  mean  any  individual,   a  partnership,   joint  venture,
corporation, trust, limited liability company, unincorporated organization, Government Authority or other entity.

     "Regulatory Agreements" shall mean all Contracts with Federal, state, local or foreign regulatory authorities to which the Acquired Company or the Buyer, as the case may be, are parties or which are otherwise binding upon any such Person or its assets.

     "Roman" shall mean Lawrence Roman, an individual residing at 216 Augusta Court, Roslyn, New York 11576.

     "Subsidiaries" shall have the meaning set forth in Section 5.05 hereof.

     "Tax" shall mean any tax or assessment of any federal, state, local, or foreign jurisdiction, whether imposed by Law or assumed by contract, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, or payment of any Tax.

     "Transitional Services Agreement" shall mean that certain Transitional Services Agreement between Seller and the Acquired Company, substantially in the form attached hereto as Exhibit C.

     "Zurich" shall mean Zurich American Insurance Company, its subsidiaries and Affiliates.

                  1.02 Rules of Construction. Unless the context otherwise requires: (1) a capitalized term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP in effect on the date hereof, and any other reference in this Agreement to "generally accepted accounting principles" refers to generally accepted accounting principles on the date hereof; (3) "or" is not exclusive;
(4) words in the singular include the plural, and words in the plural include the singular; (5) provisions apply to successive events and transactions; (6) "herein", "hereof", "hereto" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and (7) any gender used in this Agreement shall be deemed to include the neuter, masculine and feminine genders.

                   ARTICLE II. PURCHASE AND SALE OF THE SHARES
                   -------------------------------------------


     2.01 Sale of the Shares. At the Closing, Seller will sell, transfer, assign, convey and deliver to Buyer, and Buyer will purchase, accept and acquire from Seller the Shares.

     2.02. Consideration for the Shares. The consideration to be given by Buyer for the transfer and sale of the Shares shall be Buyer's agreement to assume the Assumed Liabilities as set forth in Section 2.03 hereof.

     2.03 Assumption of the Assumed Liabilities. In consideration for the transfer and sale of the Shares to Buyer, on the Closing Date, Buyer shall and hereby agrees to assume and discharge the following liabilities (collectively, the "Assumed Liabilities"): (a) the Acquired Company Liabilities; and (b) any and all liabilities and obligations of Seller and its Affiliates with respect to the Assumed Agreements. Without limiting the generality of the foregoing, on and after the Closing Date, Buyer shall observe and perform, and cause to be observed and performed, all of the obligations, and shall pay and discharge, or caused to be paid and discharged, all liabilities, which constitute the Assumed Liabilities; provided, however, that Buyer shall have no responsibility or obligations with respect to the Excluded Liabilities.

     2.04 Cash Requirement. As of the Effective Time, the Acquired Company shall have cash in immediately available funds in the account(s) of the Acquired Company in the aggregate amount of Twenty-Seven Million Ninety-Three Thousand Nine Hundred Forty-Five Dollars ($27,093,945) (the "Cash Requirement"), of which Twenty-Five Million Five Hundred Thousand Dollars ($25,500,000) shall have been paid to the Acquired Company pursuant to that certain Agreement, dated as of February 11, 2005, by and between the Acquired Company and KeySpan Corporation, and the remaining amount of One Million Five Hundred Ninety-Three Thousand Nine Hundred Forty-Five Dollars ($1,593,945) shall have been made by capital infusion into the Acquired Company by Seller. The funds representing the Cash Requirement will be used by the Acquired Company only for the purposes described in Section
7.08 hereof. In addition, on the Closing Date, Seller will cause the invoice submitted by Allied North American Insurance Brokerage Corp. of NY, in the amount of $906,055, in connection with the Jamaica 2G Bond, to be paid on behalf of the Acquired Company.


     2.05 Closing Date. The Closing Date shall be the date that is three (3) business days following the date when each of the conditions specified in
Article 3 of this Agreement have been satisfied (or waived in writing by the party entitled to waive such condition) or at such other time as the parties may agree (the "Closing Date"). The Closing shall be at the offices of Cullen and Dykman LLP, 44 Wall Street, New York, New York 10005 or such other place or places as Buyer and Seller may agree.

     2.06 Closing Deliveries.

     (a) Seller's Deliveries. At the Closing, Seller shall deliver to Buyer:

          (i) Certificates representing the Shares, duly indorsed in blank or with appropriate stock powers indorsed in blank;

          (ii) All stock certificates and stock registration books of the Acquired Company;

          (iii) All minute books of the Acquired Company;

          (iv) A closing certificate, duly executed by an officer of Seller, dated the Closing Date, in form and substance satisfactory to the Buyer, certifying as to the fulfillment of the closing conditions set forth in
     Section 3.02(a) and (b) hereof;

          (v) The resignation of all directors of the Acquired Company other than Roman;

          (vi) A certificate of good standing from the New York State Secretary of State (long form) and Secretary's certificate for the Acquired Company, certifying, inter alia , to the capacity and authority of the Person executing this Agreement, as well as the documents enumerated above, on behalf of the Seller, together with a copy of the authorizing resolutions for this Agreement;

          (vii)  Executed  counterpart   signature  pages  of  the  Transitional
     Services Agreement;

          (viii) a release, in form and substance acceptable to Buyer, pursuant to which KSI shall release Roman from his non-compete covenant set forth in that certain Stock Purchase Agreement, dated as of January 1, 2000, by and between KSI, Roman and the other parties named therein; and

          (ix) a release, in form and substance acceptable to Buyer, pursuant to which KSI shall release English from his non-compete covenant set forth in that certain Stock Purchase Agreement, dated as of January 1, 2000, by and between KSI, English and the other parties named therein.

     (b) Buyer Deliveries. At the Closing, Buyer shall deliver to Seller:

          (i) A closing certificate, duly executed by Buyer, dated the Closing Date, in form and substance satisfactory to Seller, certifying as to the fulfillment of the closing conditions set forth in Section 3.01(a) and (b) hereof;

          (ii) A certificate of good standing from the Florida Secretary of State (long form), a certificate of authorization to conduct business in the State of New York and Secretary's certificate for the Buyer, certifying, inter alia , to the capacity and authority of the party executing this Agreement, as well as the documents enumerated above, on behalf of the Seller, together with a copy of the authorizing resolutions for this Agreement;

          (iii) Evidence, reasonably acceptable to the Seller, that as of the Closing Date the Acquired Company will have obtained appropriate insurance coverage and each such policy shall have named Seller and its Affiliates as an additional insured;

          (iv) A release, in form and substance reasonably acceptable to Seller, pursuant to which Roman shall have released Seller and its Affiliates from any and all obligations of Seller and its Affiliates under and pursuant to that certain Amended and Restated Employment Agreement, dated on or about January, 2000, by and between the Acquired Company and Roman, as the same may have been amended or modified from time to time;

          (v) The Bond provided by Chubb Group of Companies for the Jamaica 2G job (as further described on Schedule 1.01, the "Jamaica 2G Bond") which is supported by the indemnity of KeySpan Corporation will be replaced by a bond issued by Zurich, in the same form as the Jamaica 2G Bond, and in a form and substance acceptable to Seller and the New York City Department of Environmental Protection ("DEP"), and, to the extent applicable, any other Governmental Authority, and such replacement bond shall be without recourse to KeySpan (as defined below). In addition, DEP shall have surrendered the Jamaica 2G Bond and returned same to Allied.

          (vi) On or before the Closing Date, Zurich shall issue its unconditional bond, in the form attached as Schedule 2.06 (b)(vi), for an amount at least equal to $80,000,000 (the "Bond Sum"). Such bond will be issued for the benefit of KeySpan Corporation, its subsidiaries and their Affiliates ("KeySpan"), and shall provide that Zurich shall, upon written notice from KeySpan of any demand made by the Chubb Group of Companies for performance or payment under the KeySpan General Agreement of Indemnity for obligations relating to the Bonds set forth on Schedule 1.01 hereof, promptly satisfy such payment and performance obligations of KeySpan (without recourse to KeySpan) up to an amount equal to the Bond Sum. Any premium payable for such bond shall be paid by Buyer on or before Closing;

          (vii) A spreadsheet (Excel based), certified by the chief financial office of the Acquired Company, listing the name, social security number and date of hire of all 401(K) eligible active employees of the Acquired Company as of the date of Closing;

          (viii) Executed counterpart signature pages of the Transitional Services Agreement;

          (ix) Executed Limited Personal Guarantees;

          (x) A release, in form and substance reasonably acceptable to Seller, pursuant to which Roman shall have released KSI from any and all obligations of KSI under and pursuant to that certain Stock Purchase Agreement, dated as of January 1, 2000, by and between KSI, Roman and the other parties named therein; and

          (xi) A release, in form and substance reasonably acceptable to Seller, pursuant to which English shall have released KSI from any and all obligations of KSI under and pursuant to that certain Stock Purchase Agreement, dated as of January 1, 2000, by and between KSI, English and the other parties named therein.

                         ARTICLE III. CLOSING CONDITIONS
                         -------------------------------


     3.01. Conditions Precedent to the Obligations of Seller. All obligations of Seller under this Agreement are subject to the fulfillment, at the option of Seller, at or prior to the Closing Date, of each of the following conditions:

     (a) Buyer's Representations and Warranties. The representations and warranties of Buyer herein contained shall be true in all material respects on and as of the Closing Date, except as affected by transactions contemplated or permitted by this Agreement.

     (b) Buyer's Covenants. Buyer shall have performed, in all material respects, all its obligations and agreements and complied with all its covenants contained in this Agreement to be performed and complied with by Buyer prior to the Closing Date.

     (c) No Litigation. No action, suit or proceeding before any Governmental Authority shall have been commenced and still be pending, no investigation by any Governmental Authority shall have been commenced and still be pending, and no action, suit or proceeding by any Governmental Authority shall have been threatened against Seller or its Affiliates, the Acquired Company, or Buyer seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions.

     (d) Documentation. All matters and proceedings taken in connection with the sale of the Shares as herein contemplated, including forms of Instruments and matters of title, shall be reasonably satisfactory to Seller and its counsel.

     (e) Consents. Seller shall have received, in form and substance reasonably acceptable to Seller, any and all Consents necessary or reasonably required for the consummation of the transactions, including, but not limited to, appropriate board approvals and Consents from any and all Governmental Authorities.

     (f) Other Agreements. On or before the Closing Date, the Limited Personal Guarantees shall have been duly executed and delivered by all the parties thereto.

     3.02. Conditions Precedent to the Obligations of Buyer. All obligations of Buyer under this Agreement are subject to the fulfillment, at the option of Buyer, at or prior to the Closing Date, of each of the following conditions:

     (a) Seller's Representations and Warranties. The representations and warranties of Seller herein contained shall be true in all material respects on and as of the Closing Date, except as affected by transactions contemplated or permitted by this Agreement.

     (b) Seller's Covenants. Seller shall have performed, in all material respects, all of its obligations and agreements and complied with all its covenants contained in this Agreement to be performed and complied with by it prior to the Closing Date.

     (c) No Litigation. No action, suit or proceeding before any Governmental Authority shall have been commenced and still be pending, no investigation by any Governmental Authority shall have been commenced and still be pending, and no action, suit or proceeding by any Governmental Authority shall have been threatened against Seller or its Affiliates, the Acquired Company, or Buyer seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions.

     (d) Documentation. All matters and proceedings taken in connection with the sale of the Shares as herein contemplated, including forms of Instruments and matters of title, shall be reasonably satisfactory to Buyer and to its counsel.

     (e) Other Agreements. On the Closing Date, the Transitional Services Agreement shall have been duly executed and delivered by Seller.

                        ARTICLE IV. PRECLOSING COVENANTS
                        --------------------------------


     4.01 Covenants of Seller. Seller agrees that prior to the Closing:

     (a) Cooperation. It will use commercially reasonable efforts to cause the sale contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain the Consents which may be necessary or reasonably required in order for Seller to effect the transactions contemplated hereby.

     (b) Transactions Out of Ordinary Course of Business. Except with the prior written consent of Buyer, which shall not be unreasonably withheld or delayed, Seller will not permit the Acquired Company to enter into any transaction out of the Ordinary Course of Business.

     (c) Maintenance of Properties, etc. Seller will use commercially reasonable efforts to cause the Acquired Company to maintain all of its properties in customary repair, order and condition (taking into consideration the age and condition thereof), reasonable wear and tear excepted.

     (d) Maintenance of Books and Records. Seller will use commercially reasonable efforts to cause the Acquired Company to maintain its books, accounts and records in the usual manner on a basis consistent with prior years.

     (e) Access to Properties, etc. Seller will use commercially reasonable efforts to cause the Acquired Company to furnish to Buyer all such documents and information with respect to the affairs of the Acquired Company as Buyer may from time to time reasonably request.

     (f) Certain Prohibited Transactions. Except with the prior written consent of the Buyer, Seller will not permit the Acquired Company to (i) enter into any contract to merge or consolidate with any Person, (ii) change the character of its business, or sell, transfer or otherwise dispose of any material assets other than in the Ordinary Course of Business (iii) or purchase any assets or securities of any Person.

     (g) Assumption and Release of Intercompany Liabilities. On or prior to the Closing Date, (i) Seller will, and Seller will cause its Affiliates to, assume all intercompany obligations of the Acquired Company and release the Acquired Company from any and all such debts, liabilities, and obligations of the Acquired Company to Seller and its Affiliates existing as of the Closing Date, and (ii) Seller will cause the Acquired Company to distribute all its rights and interests in any intercompany receivables to Seller. Acquired Company will release Seller and its Affiliates from any and all debts, liabilities, and obligations of Seller and its Affiliates to the Acquired Company existing as of the Closing Date, except for those debts, liabilities, and obligations set forth on Schedule 4.01(g) hereto and except for the debts, liabilities, and obligations specifically contemplated by this Agreement. Buyer hereby consents and agrees to the assumptions, distributions, and releases described in this
Section 4.01(g). In addition, set forth on Schedule 4.01(g) hereto is a description of the understanding and agreement of the parties as to the compromise and treatment of intercompany liabilities and balances prior to the Closing Date.

     (h) Cash Requirement. On or before the Closing Date, the Cash Requirement shall have occurred.

     4.02 Covenants of Buyer. Buyer agrees that prior to the Closing:

     (a) Cooperation. Buyer will use its best efforts to cause the sale contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain the Consents and Permits which may be necessary or reasonably required in order for Buyer to effect the transactions contemplated hereby.

     (b) Confidentiality. Buyer will observe all of the obligations of Stelar Mechanical Corp. under the Confidentiality Agreement.

     (c) Bond Matters. Buyer will use its best efforts to cause the delivery of the items described in Section 2.06(b)(v) and Section 2.06(b)(vi). In connection with the foregoing, Buyer agrees to pay any and all costs associated with the procurement of the aforementioned bonds.

               ARTICLE V. REPRESENTATIONS AND WARRANTIES OF SELLER
               ---------------------------------------------------


     Seller represents and warrants to Buyer as follows:

     5.01 Ownership of the Shares. Seller owns beneficially and of record 79.385 shares of capital stock of the Acquired Company, representing all of the Acquired Company's issued and outstanding capital stock. All of the Shares are owned by Seller are validly issued, fully paid and non-assessable and are owned free and clear of any Liens. Upon the transfer of the certificate or certificates evidencing the Shares to Buyer, Seller will have transferred good and valid title to such Shares to Buyer, free and clear of all Liens. There are no adverse claims (as such term is defined in Section 8-302 of the New York Uniform Commercial Code) with respect to any of the Shares. There are no outstanding rights of subscriptions, warrants, calls, options, Contracts or other agreements of any kind, issued or granted (i) to Seller by the Acquired Company to purchase or otherwise acquire any securities of the Acquired Company or (ii) by Seller with respect to the Shares owned by Seller.

     5.02  Authorization.  Subject to obtaining the Consents  listed on Schedule
5.02 hereof, Seller has all requisite legal right, power, authority and capacity to enter into this Agreement and to perform all of its obligations hereunder. Except as set forth on Schedule 5.02 hereof, Seller has taken all necessary action to authorize the sale hereunder on the terms and conditions of this
Agreement and to authorize the execution, delivery and performance of this Agreement. Subject to obtaining the Consents listed on Schedule 5.02 hereof, this Agreement has been duly executed by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or other similar laws from time to time in effect, which affect the enforcement of creditors' rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). To the Knowledge of Seller, the Acquired Company has not been known by any other name during the past five years other than: "WDF/Greene," "Greene Mechanical," Fourth Avenue Enterprise Piping Corp., KeySpan Business Solutions and derivations of the foregoing.

     5.03 Organization; Good Standing. The Acquired Company is a corporation validly existing and in good standing under the laws of the State of New York. The Acquired Company has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now being conducted. The jurisdictions in which the Acquired Company is qualified to do business is set forth in Schedule 5.03 hereto.

     5.04 Capitalization. The authorized capital stock, the par value per share, the number of issued and outstanding shares and treasury shares of the Acquired Company is set forth on Schedule 5.04 hereto. Except for the Shares, there are
(i) no shares of capital stock or other equity securities convertible into equity securities of the Acquired Company outstanding; and (ii) no outstanding rights of subscriptions, warrants, calls, options, contracts or other agreements of any kind, issued or granted to any Person by the Acquired Company, or by the Seller or its Affiliates, to purchase or otherwise acquire any equity securities or securities convertible into equity securities of the Acquired Company.

     5.05 Subsidiaries. Except for the companies identified on Schedule 5.05 hereto (the "Subsidiaries"), the Acquired Company does not own, directly or indirectly, any capital stock or equity securities of any Person or have any direct or indirect equity or ownership interest in any business other than the business conducted by the Acquired Company.

     5.06 Taxes, Tax Returns and Payments. Except as set forth on Schedule 5.06, to the knowledge of Seller, the Acquired Company has duly and timely filed all Federal, state, local and foreign, income, excise, sales, franchise, use, withholding, unemployment and other Tax Returns and reports required to be filed and has duly paid or established adequate reserves for the proper payment of all Taxes and other governmental charges upon it or its properties, assets, income, franchises, licenses or sales. To the knowledge of Seller, all such returns and reports are true, correct and complete in all material respects. To the knowledge of Seller, there is no material unpaid assessment or proposal by any Governmental Authority for additional Taxes for which the Acquired Company does not have adequate reserves for any such fiscal year and no taxing authority has asserted any such deficiency. To the knowledge of Seller, all monies required to be withheld by the Acquired Company from employees for income taxes, Social Security and unemployment insurance taxes have been collected or withheld, and either paid to the respective governmental authorities or set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books of the Acquired Company.

     5.07 Real Property Leased; Title to Assets. Neither Seller, nor any of its Affiliates (other than the Acquired Company), nor any KeySpan Representative has entered into, on behalf of and binding upon the Acquired Company, any real property lease which in not known to the Acquired Company, except for those listed on Schedule 5.07 hereto.

     5.08 Grandfathered Plumbing Status. Neither Seller, nor any of its Affiliates (except for the Acquired Company), nor any KeySpan Representative has taken any affirmative act with the New York City Department of Building to terminate the Acquired Company's status as a "grandfathered plumbing company."

     5.09 Insurance. Schedule 5.09 sets forth a list of all insurance policies carried by or for the benefit of the Acquired Company as of the date hereof, indicating in each case whether such policy is on an "occurrence" or "claims made" form. All of the insurance policies listed on Schedule 5.09 are currently in full force and effect and shall remain in full force and effect through the Closing Date and there has not been any lapse in any of the material aspects of the coverage described in such Schedule during the past four years.

     5.10 Contracts. Except as set forth on Schedule 5.10 hereto, neither Seller, nor its Affiliates (except for the Acquired Company), nor any KeySpan Representative has entered into any agreement which will be binding upon the Acquired Company from and after the Closing Date.

     5.11 Environmental Matters. Except as set forth on Schedule 5.11 hereof, none of the KeySpan Representatives has received written notice of any claim against the Acquired Company relating to a violation of any Environmental Law.

     5.12 Software Licenses. Schedule 5.12 hereto is a complete and accurate list of all material software products used in the operation of the Acquired Company.

     5.13 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller without the intervention of any other Person in such manner as to give rise to any valid claim for a finder's fee, brokerage commission or other like payment, except for Conway, Del Genio & Gries & Co., LLC ("CDG"). The fees and costs for the services of CDG shall be paid for by Seller pursuant to Section 7.02 hereof.

     5.14 No Implied Representation.  Notwithstanding anything contained in this
Article V or any other provision of this Agreement, it is the express intent of each party hereto that Seller is not making, nor shall Seller be deemed to have made, any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including but not limited to any implied warranty or representation as to condition, merchantability or suitability as to any of the properties or assets of the Acquired Company. It is understood that any cost estimates, projections or other predictions contained or referred to in the Exhibits hereto or otherwise furnished to Buyer are not and shall not be deemed to be representations or warranties of Seller. In addition, Buyer each acknowledges and agrees that for purposes of the Schedules attached hereto, any information, item or other disclosure set forth in any portion of such Schedules shall be deemed to have been set forth in all other applicable portions of the Schedules.

              ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF BUYER
              ---------------------------------------------------


     Buyer represents and warrants to Seller as follows:

     6.01 Organization. Buyer is a corporation validly existing under the laws of the State of Florida and in good standing under the laws of the State of Florida and New York and has all requisite power and authority and legal right to own, operate and lease its properties and assets and to carry on its business as now being conducted.

     6.02 Authority. Buyer has full power, authority and legal right to execute and deliver, and to perform its obligations under this Agreement and to consummate the transactions contemplated hereunder, and has taken all necessary action to authorize the purchase hereunder on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed by Buyer and constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, or other similar Laws from time to time in effect, which affect the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.

     6.03 Compliance with Instruments, Consents, Adverse Agreements. Neither the execution and the delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of or constitute a default under any term of the certificate of formation/incorporation or the operating or by-laws of Buyer, or conflict with or result in any violation of or constitute a default under any Law or Contract by which Buyer is, or its properties or assets are, bound. Buyer is not a party to or subject to any Contract, or subject to any charter or other restriction or any Law which materially and adversely affects the business, operations, prospects, properties, assets or condition, financial or otherwise, of the Buyer.

     6.04 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer without the intervention of any other Person in such manner as to give rise to any valid claim for a finder's fee, brokerage commission or other like payment.

     6.05 Financing. Buyer has all monies or appropriate binding commitments from responsible financial institutions (evidence of which has been delivered to Seller) to provide Buyer with funds sufficient to satisfy the obligations of Buyer under this Agreement and capital sufficient (taking into account the Cash Requirement) to conduct the business of the Acquired Company to be acquired pursuant to this Agreement. All such financing commitments remain in full force and effect.

     6.06 Investment Only. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Shares. Buyer confirms that Seller has made available to it the opportunity to ask questions of the officers and employees of Seller and the Acquired Company and to acquire such additional information as it desired to obtain about the business and financial condition of the Acquired Company. Buyer is acquiring the Shares for its own account for investment purposes only and not with a view to the distribution or resale thereof. Buyer will not sell or transfer any of the Shares (or any securities issued in substitution, reclassification or recapitalization) in violation of applicable Federal, state or foreign securities Laws.

     6.07 Officer Matters. Except for those claims which have been asserted against the Bonds, neither Roman, nor to the knowledge of Roman, any other officer or employee of the Acquired Company, has performed any act or taken any action which could result in liability for KeySpan Corporation.


                       ARTICLE VII. POST CLOSING COVENANTS
                       -----------------------------------


     7.01 Further Assurances. Following the Closing, at the request of Buyer, Seller shall execute and deliver to the Buyer such further documents and take such reasonable action as may be necessary or appropriate to vest in Buyer all of Seller's right, title and interest in and to the Shares.

     7.02 Broker's Fee. Seller shall pay and fully discharge any liability Seller or the Acquired Company may have on account of any commissions or fees owed to CDG in connection with the transactions contemplated by this Agreement. Buyer shall indemnify and hold harmless Seller from any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary (other than CDG) claiming to have been employed by or on behalf of Buyer and to bear the cost of legal expenses incurred in defending against any such claim.

     7.03 Liability Relating to Employee Benefits. In the event Buyer or the Acquired Company, as the case maybe, fails to continue to provide all employees of the Acquired Company with Employee Benefits that are comparable in value in the aggregate to the Employee Benefits in effect as of the Closing Date, Buyer and the Acquired Company shall jointly and severally indemnify Seller and its Affiliates from and against any liability (and related expenses including without limitation attorneys' fees) resulting from a claim made against Seller or its Affiliates that such Employee Benefits must be continued.

     7.04 No Use of KeySpan Name. From and after the Closing Date, neither Buyer nor the Acquired Company shall have the right to use the name "KeySpan" or any derivations thereof in any form whatsoever. Buyer covenants and agrees to promptly remove the name KeySpan any and derivations thereof from any and all property of the Acquired Company including, but not limited to, letterhead, promotional material, advertising material, and all service vehicles and to file a termination of the Acquired Company's d/b/a certificate for use of the assumed named KeySpan Business Solutions.

     7.05 Access to Books and Records; Maintenance. (a) From and after the Closing Date, Buyer shall, and shall cause the Acquired Company to, permit Seller and its accountants and employees access during normal business hours (upon reasonable prior notice) to review and copy, at Seller's expense, all of the books and records of the Acquired Company, and will cause the Acquired Company to furnish to Seller all such documents and information with respect to the affairs of the Acquired Company as well as access to personnel of the Acquired Company as Seller may from time to time reasonably request in order to prepare financial statements and Tax Returns of Seller and its Affiliates (or as otherwise required to comply with audits or inquiries from Governmental Authorities), to comply with Law and (for so long as their obligations under
Section 7.07 are outstanding) to otherwise verify Buyer and the Acquired Company's performance of their obligations hereunder. In addition, Buyer shall cause the Acquired Company to, and the Acquired Company shall, make the Chief Financial Officer of the Acquired Company available to meet with a representative of Seller no less frequently than once each calendar month to discuss matters and answer questions concerning the financial status and operations of the Acquired Company. Buyer and the Acquired Company agree that a representative of Seller shall be invited to attend any and all meeting that the Acquired Company or Buyer have with any Person which has issued surety bonds for or on behalf of the Acquired Company. Buyer and the Acquired Company agree to send reasonable advance notice of any such meeting to Seller.

     (b) Buyer will cause the Acquired Company to, and the Acquired Company shall, continue to maintain its books, accounts and records in accordance with GAAP on a basis consistent with prior years for a period of at least seven (7) years after the Closing Date and the Acquired Company shall not, during such seven-year period, discard or destroy any of the books, accounts or records of the Acquired Company which relate to the period January 2000 to the Closing Date and thereafter.

     7.06 Tax Matters. (a) Seller shall prepare or cause to be prepared and shall timely file or cause to be timely filed all Tax Returns that are required to be filed for or with respect to the Acquired Company for all Tax periods which end on or before the Closing Date, and shall pay all Taxes due with respect to such Tax Returns. Such Tax Returns shall be prepared in a manner consistent with prior practice except to the extent required by Law. Seller agrees to file a stub return for Taxes for the period commencing on January 1, 2005 and ending on the Closing Date, or, in the alternative, to reimburse Buyer for that portion of Taxes imposed upon the Acquired Company that would be due for the period commencing January 1, 2005 and ending on the Closing Date.

     (b) Buyer shall prepare or cause to be prepared and shall file or cause to be filed any Tax Returns for or with respect to the Acquired Company that are required to be filed for periods ending after the Closing Date and shall pay all

Taxes due with respect to such Tax Returns. Such Tax Returns shall be prepared in a manner consistent with prior tax accounting practices and methods of the Acquired Company except to the extent required by Law.

     (c) All transfer, documentary, sales, use, registration and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereunder, except for Seller's federal and state capital gains Taxes, if any, shall be paid by Buyer, and the Seller and the Buyer shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with Law.

     (d) Each party hereto shall take all commercially reasonable efforts to terminate and remove the Acquired Company from the Seller's unemployment insurance tax pool as promptly as possible. In addition, each party hereto shall, and shall cause its subsidiaries and Affiliates, if any, to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Tax Returns, amended Tax Returns or claims for refund, determining liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes.

     7.07 Post Closing Completion/Reporting Requirements. (a) From and after the Closing Date, Buyer shall use commercially reasonable efforts to cause the Acquired Company to, and the Acquired Company shall, (i) discharge any and all obligations of the Acquired Company under those Contracts for jobs for which Bonds have been issued, (ii) complete all those jobs for which a Bond has been issued in accordance with the terms and conditions of the applicable Contract and with a level of skill and care required by such applicable Contract, and
(iii) promptly complete any and all warranty work required under such Contracts.

     (b) For so long as there is any outstanding obligations, including, but not limited to completion or warranty obligations, with respect to jobs for which Bonds have been issued and provided that Seller or its Affiliates are still obligated as an indemnitor or guarantor with respect to such Bonds, then Buyer will cause the Acquired Company to, and the Acquired Company shall, prepare and send to Seller the following: (A) within 30 days after the end of each calendar quarter (i) a work in progress schedule (for both bonded and non-bonded jobs), balance sheet, income statement and statement of cash flows for the Acquired Company, each prepared in a manner consistent with practices of the Acquired Company in effect as of the Closing Date, (ii) a bonded backlog report ("Bonded Backlog Report") for the jobs of the Acquired Company which shall include (x) a projection of costs to be incurred through job completion substantially in the form shown on Schedule 7.07(b)(A)(ii)(x), (y) a job cash flow summary detailing the estimated cash flows for each job through completion in a form substantially in the form of Schedule 7.07(b)(A)(ii)(y), and (z) summary cost to complete information for each Bonded job in the form attached hereto as Schedule 7.07(b)(A)(ii)(z), (B) within sixty (60) days after June 30 of each year, financial statements (balance sheet, income statement and statement of cash flows) for the Acquired Company, reviewed by the Acquired Company's independent accountants, and (C) within 75 days after the end of any calendar year, audited financial statements (balance sheet, income statement and statement of cash flows) for the Acquired Company, certified by the Acquired Company's independent certified public accountants (collectively with (A) and (B), the "Financial Reports"). Such reports shall be accompanied by a written statement that the information contained therein has been reviewed by the President and Chief Financial Officer (or equivalent) of the Acquired Company. If requested by KeySpan or its Affiliates on or before November 15 of any calendar year, Buyer and the Acquired Company shall furnish the information required to be provided under clause (C) above within forty-five (45) days after the end of any calendar year if KeySpan or its Affiliates require such information within such shorter time period in connection with the preparation of their financial reports.

     7.08 Use of the Cash Requirement. From and after the Closing Date, Buyer agrees to cause the Acquired Company to, and the Acquired Company agrees that it will, use the funds representing the Cash Requirement only to pay for valid and legitimate operating expenses (including payroll expenses and payments for trade consultants) of the Acquired Company or to discharge debts and payables incurred by the Acquired Company in the Ordinary Course of Business.

     7.09 Bond Related Matters. (a) Promptly after the Closing Date, Buyer shall, at Seller's request, use commercially reasonable efforts to cooperate with and assist Seller and its Affiliates in their efforts to cause the sureties which have issued the Bonds to release Seller and its Affiliates from any and all indemnity and/or guarantee obligations with respect to the Bonds; provided, however, that Seller or its Affiliates shall be responsible for any additional costs charged by such sureties or any replacement sureties in connection with obtaining such release. Notwithstanding the foregoing, Seller and its Affiliates shall have the right at any time to elect not to be released from the Bonds and not to incur any additional costs in connection therewith.

     (b) In addition to the obligations of Buyer set forth in Section 7.09(a) hereof, Buyer agrees to use commercially reasonable efforts, after the completion of any job for which a Bond has been issued, to cooperate with and assist Seller and its Affiliates in their efforts to cause the sureties which have issued such Bond to release Seller and its Affiliates from any and all indemnity and/or guarantee obligations with respect to such Bond.

     (c) Except to the extent required pursuant to the terms of the applicable Contract, without first obtaining Seller's prior written consent, such consent not to be unreasonably withheld, Buyer shall not permit the Acquired Company to, and the Acquired Company shall not, enter into any change orders, amendments or modifications to any Contract relating to a job for which a Bond has been issued which either increases the scope of work or costs for such job or delays the completion date thereof.

     7.10 Agreement Concerning Certain Jobs. The parties agree that their understanding with respect to the treatment of payables, receivables and other financial items for each of the Ravenswood, Basic Science and Esplanade jobs is set forth on Schedule 7.10 hereto.

     7.11 Assignment of Software Licenses. Seller agrees that on or before the expiration of the Transitional Services Agreement, it shall assign to the Acquired Company all of the licenses for the software products described on
Schedule 5.12 .

     7.12 WDF/Greene Name. Seller acknowledges and agrees that pursuant to the transactions contemplated by this Agreement, Seller is transferring to Buyer all right, title and interest, if any, of Seller and its Affiliates in and to the name WDF/Greene, Fourth Avenue Enterprise Piping Corporation and Greene Mechanical.

     7.13 Post-Closing Prohibited Transactions. Buyer and the Acquired Company agree that for the period commencing on the Closing Date and ending Sixty (60) days thereafter, the Acquired Company shall not declare or pay any dividend or other distribution in respect of shares of capital stock. From and after the conclusion of such sixty-day period, for so long as there is any outstanding obligations, including, but not limited to completion or warranty obligations, with respect to jobs for which Bonds have been issued and provided that Seller or its Affiliates are still obligated as an indemnitor or guarantor with such Bonds, the Acquired Company shall be permitted to declare and pay a dividend or otherwise make a distribution only to the extent that after giving effect to the payment of such dividend or distribution (A) the tangible net worth of the Acquired Company exceeds the total aggregate cost to complete all of the jobs for which a Bond has been issued as set forth on the then current WIP Schedule, and (B) the sum of Acquired Company's cash on hand and the amount then available to be drawn under the Line of Credit equals or exceeds Twenty Million Dollars ($20,000,000). At such time as the total aggregate cost to complete all of the jobs for which a Bond has been issued as set forth on the then current WIP
Schedule is equal to or less than Ten Million Dollars ($10,000,000), Seller will in good faith consider any reasonable request by Buyer and the Acquired Company to lower the requirements described in clause (B) above.

     7.14 Insurance Matters. Buyer shall maintain insurance policies naming the Acquired Company as an insured, and naming the Seller and its Affiliates as an additional insured with respect to periods after the Closing, for a period of five years after the Closing, with coverage, terms and conditions that are, to the extent practicable, substantially similar to those in effect for the Acquired Company on the Closing Date (as procured by Buyer). Within 30 days after the end of each policy period, if requested, Buyer shall provide evidence to Seller that such policies are (i) in full force and effect and that (ii) Seller and its Affiliates have been named as additional insureds for the subsequent period.

                            ARTICLE VIII. TERMINATION
                            -------------------------


     8.01 Termination. Anything herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date: (i) by mutual consent of Seller and Buyer, or (ii) by any party, if the Closing does not occur on or before March 31, 2005 for any reason other than a breach by the Person desiring to terminate of any material representation, warranty or covenant hereunder.


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


     8.02 Effects of Termination. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, Buyer will observe all of the obligations of Stelar Mechanical Corp. under the Confidentiality Agreement and this Agreement shall become void and of no further force and effect, except for the provisions of Sections 10.05 and 10.06 herein. Nothing herein shall affect any liability any party may have for any breach of any representation, warranty or covenants prior to such termination.

                           ARTICLE IX. INDEMNIFICATION
                           ---------------------------


     9.01 Obligation of Buyer and Acquired Company to Indemnify. Buyer and the Acquired Company hereby agree jointly and severally to indemnify, defend, save and hold Seller (and its Affiliates and their directors, officers, employees and agents) harmless from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) (together "Losses") incurred or sustained by Seller (and its Affiliates and their directors, officers, employees and agents) which arises out of or results from (i) the breach of any representation or warranty made by Buyer herein, (ii) the breach of or failure to perform any covenant of Buyer set forth in this Agreement, (iii) any and all Assumed Liabilities, and (iv) any and all Losses relating to the Bonds.


     9.02 Obligation of Seller to Indemnify. Seller hereby agrees to indemnify, defend, save and hold Buyer and the Acquired Company (and its directors, officers, employees, shareholders and agents) harmless from and against any and all Losses incurred or sustained by Buyer which arises out of or results from
(i) the breach of any representation or warranty of Seller set forth Article V above, (ii) the breach of or failure to perform any covenant of Seller set forth in this Agreement, and (iii) any and all Excluded Liabilities.

     The remedy provided in this Section 9.02 is the exclusive remedy of Buyer for any breach of this Agreement by Seller and is in lieu of any and all any other remedies that may be available to Buyer hereunder or at law or in equity. In addition, Seller shall have no liability under: (A) Sections 9.02(i) and 9.02(ii) if, prior to Closing, Roman had (or with the exercise of reasonable inquiry would have had) knowledge of the matter giving rise to the indemnification obligation (except that the foregoing reasonable inquiry requirement shall not apply with respect to the payment of federal and New York and New Jersey State Taxes, or the preparation or filing of federal and New York or New Jersey State Tax Returns), (B) Sections 9.02(i) and 9.02(ii) if, prior to Closing, any other officer of the Acquired Company (other than those officers which were, as of the date immediately prior to Closing, otherwise employed by Seller or its Affiliates (other than the Acquired Company)) had knowledge of the matter giving rise to the indemnification obligation, and (C) Sections 9.02(i), 9.02(ii) and 9.02(iii) if the matter arose or relates to an event that occurred on or prior to January 31, 2000. With respect to the representation and warranty set forth in Section 5.11 hereof, Seller shall have no liability for a breach thereof if the Acquired Company caused, in whole or in part, the matter giving rise to the claim which should have been disclosed on Schedule 5.11. Seller shall have no liability under this Section 9.02 until the aggregate amount of

Losses exceeds Two Hundred Thousand Dollars ($200,000) Dollars and then only for the amount of Losses in excess of that amount. The maximum aggregate liability of Seller for claims of indemnification pursuant to this Section 9.02 shall not exceed Three Million Dollars ($3,000,000) in the aggregate. The limitations on liability set forth in the preceding two sentences shall not apply to a claim for indemnification (C) for a breach of any of the representation and warranties set forth in Sections 5.01, 5.02, 5.03, 5.04, 5.05, 5.06, or (D) with respect to the Excluded Liabilities.

     9.03 Time Limitation. If the Closing occurs, all representations and warranties made in this Agreement shall survive the Closing hereunder and thereafter representations and warranties (but not covenants) shall expire on the date which is the one year anniversary of the Closing Date, except for (a) the representations and warranties set forth in Section 5.10, which shall continue and survive for a period of eighteen months after the Closing Date, and
(b) representations and warranties set forth in Sections 5.01, 5.02, 5.03, 5.04,
5.05 and 5.06, which shall continue until the expiration of the applicable statute of limitations period.

                            ARTICLE X. MISCELLANEOUS
                            ------------------------


     10.01 Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

     10.02 Waivers. Any failure by any party to this Agreement to comply with any of its obligations, agreements or covenants hereunder may be waived by Seller in the case of a default by the Buyer and by Buyer in the case of a default by the Seller. A party will not be deemed as a consequence of any act, delay, failure, omission, forbearance or other indulgences granted from time to time by such party: (1) to have waived, or to be estopped from exercising, any of its rights or remedies under this Agreement, or (2) to have modified, changed, amended, terminated, rescinded, or superseded any of the terms of this Agreement, unless such waiver, modification, amendment, change, termination, rescission, or supersession is express, in writing and signed by such party. No single or partial exercise by any party of any right or remedy will preclude other or further exercise thereof or preclude the exercise of any other right or remedy, and a waiver expressly made in writing on one occasion will be effective only in that specific instance and only for the precise purpose for which given, and will not be construed as a consent to or a waiver of any right or remedy on any future occasion or a waiver of any right or remedy against any other Person.

     10.03 Notices. All notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (including overnight courier service) or mailed certified first class mail, postage prepaid:

       (a)      If to Seller:             KeySpan Business Solutions, LLC
                                          67B Mountain Blvd. Ext.
                                          P.O. Box 4039
                                          Warren, NJ 07059
                                          Attn: Michael A. Walker
                                          Chief Operating Officer
       with copies to:

                                          John Bishar, Esq.
                                          General Counsel
                                          KeySpan Corporation
                                          One MetroTech Center
                                          Brooklyn, NY 11201


                                                   And


                                          Charles F. Gergel, Esq.
                                          Cullen and Dykman LLP
                                          44 Wall Street
                                          New York, NY 10005

       (b)                                If to Buyer: WDF, Inc. 30
                                          North MacQuestern Parkway
                                          Mount Vernon, New York

                            and

                                          WDF Holding Corp.
                                          719 North Ocean Blvd.
                                          Delray Beach, FL 33483

                with a copy to:           Toscano and Associates
                                          200 Old Country Road
                                          Mineola, New York 11501
                                          Attn: Thomas A. Toscano, Esq.

or to such other person or persons at such address or addresses as may be designated by written notice to the other parties hereunder. Notice shall be deemed delivered at the time received for personal delivery, or when mailed at a United States Post Office box or branch office.

     10.04 Applicable Law. This Agreement shall be governed and construed and interpreted in accordance with the laws of the State of New York.

     10.05 Publicity. The parties agree that no publicity release or announcement concerning the transactions contemplated hereby shall be issued by any party without the advance written consent of the other, except as such release or announcement may be required by Law, in which case the party making the release or announcement shall show such release or announcement in advance to the other party.

     10.06 Expenses of Sale. Except as otherwise specifically provided herein, Seller, on the one hand, and Buyer, on the other hand, shall bear their own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated thereby, including, without limitation, all legal fees and fees of any brokers, finders or similar agents.

     10.07 Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that nothing in this Agreement shall be construed to confer any rights, remedies, obligations or liabilities on any person other than the parties hereto or their respective successors and assigns.

     10.08 Entire Agreement; Amendment. This Agreement and the other Instruments delivered in connection herewith, embodies the entire agreement and understanding of the parties hereto and supersedes any prior agreement or understanding between the parties with respect to the subject matter of this Agreement. This Agreement cannot be amended or terminated orally, but only by a writing duly executed by the parties.

     10.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

     10.10 Headings. Headings of the sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

     10.11 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other.




                        [SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                    BUYER

                                   WDF HOLDING CORP.


                                   By: /s/Lawrence Roman
                                       -----------------
                                   Name:
                                   Title:

                   SELLER


                                   KEYSPAN BUSINESS SOLUTIONS, LLC


                                   By:/s/Michael Walker
                                      -----------------
                                   Name: Michael A. Walker
                                   Title: Senior Vice President and Chief
                                            Operating Officer

                                   WDF, INC.

                                   By:/s/Lawrence Roman
                                      -----------------
                                   Name:
                                   Title:




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